Exhibit 32

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of The Castle Group, Inc. (the “Registrant”) on Form 10K for the period ending December 31, 2017, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Rick Wall, CEO and Chairman of the Board of Directors and acting CFO, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)  The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Registrant.

Date:   April 2, 2018

 By /s/ Rick Wall

       Rick Wall

       Chief Executive Officer and Chairman

       of the Board of Directors and acting CFO